UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2006
ALTUS PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Sidney Street, Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 299-2900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On February 13, 2006, Altus Pharmaceuticals Inc. (the “Registrant”) entered into a Third Amendment of Lease for 125 Sidney Street Property (the “Amendment”) to the Lease Agreement between the Registrant and Rizika Realty Trust dated as of April 4, 2002, as previously amended.
The Amendment, among other things, provides for a new monthly rent commencing on April 1, 2006 for the Registrant’s office space at 125 Sidney Street in Cambridge, Massachusetts, and extends the term of the lease for one year, which shall be automatically extended thereafter on a month-to-month basis terminable by either party upon 12-months advance written notice.
The Amendment is attached hereto as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 1.01 as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(d)	The following exhibit is filed with this report:

Exhibit
Number	Description
99.1	Third Amendment to Lease Agreement between the Registrant and Rizika Realty Trust for 125 Sidney Street, Cambridge, MA, dated as of February 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS PHARMACEUTICALS INC.

	By:	/s/ Jonathan I. Lieber

Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer
Date: February 15, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Third Amendment to Lease Agreement between the Registrant and Rizika Realty Trust for 125 Sidney Street, Cambridge, MA, dated as of February 13, 2006.

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